Exhibit 99.1
EPR Announces New Amended and Restated $1.0 Billion Revolving Credit Facility and Provides Business Update

Kansas City, MO. October 6, 2021 -- EPR Properties (NYSE: EPR) today announced that it has closed on a new amended and restated $1.0 billion unsecured revolving credit facility. In addition, the Company is providing key business updates for the third quarter ended September 30, 2021.

New Amended and Restated Revolving Credit Facility

On October 6, 2021, the Company entered into a Third Amended, Restated and Consolidated Credit Agreement, governing a new amended and restated senior unsecured revolving credit facility. The new facility, which will mature on October 6, 2025, replaced the Company’s existing $1.0 billion senior unsecured revolving credit facility and $400.0 million senior unsecured term loan facility. The new facility provides for an initial maximum principal amount of borrowing availability of $1.0 billion with an “accordion” feature under which the Company may increase the total maximum principal amount available by $1.0 billion, to a total of $2.0 billion, subject to lender consent. The new facility has the same pricing terms and financial covenants as the prior facility (with improved valuation of certain asset types), as well as customary covenants and events of default. The Company has two options to extend the maturity date of the new credit facility by an additional six months each (for a total of 12 months), subject to paying additional fees and the absence of any default.

The Company expects to use borrowings under the new revolving credit facility for general business purposes, including the acquisition of experiential properties consistent with the Company’s current strategy. In September 2021, the Company repaid its $400.0 million senior unsecured term loan facility using cash on hand. As of September 30, 2021, the Company had approximately $145.0 million of cash on hand and nothing borrowed on its revolving credit facility.

The Company previously caused certain of its subsidiaries to guarantee its obligations under its prior senior unsecured revolving credit facility, then-existing unsecured term loan facility and existing private placement notes and senior unsecured notes due to a decrease in credit ratings resulting from the impact of the COVID-19 pandemic. As a result of the Company obtaining an investment grade rating on its long-term unsecured debt from two ratings agencies in September 2021, the subsidiary guarantors were released from their guarantees under these debt agreements in accordance with the terms of such agreements.

Cash Collections

Cash collections from both accrual and cash basis tenants and borrowers continued to exceed expectations and were approximately $124.5 million or 90% of contractual cash revenue for the third quarter of 2021. Contractual cash revenue is an operational measure and represents aggregate cash payments for which the Company is entitled under existing contracts, excluding the impact of any temporary abatements or deferrals, percentage rent (rents received over base amounts), non-cash revenue and revenue from taxable REIT subsidiaries (TRSs).

During the third quarter of 2021, the Company also collected deferred rent and interest from accrual basis tenants and borrowers that reduced receivables totaling $7.7 million. In addition, during the third quarter, the Company collected deferred rent and interest from cash basis customers totaling $3.6 million which were booked as additional revenue, and collected $5.3 million on a previously reserved note receivable which was booked as credit to loan loss reserves (note that loan loss reserve activity is excluded from Funds From Operations as Adjusted or “FFOAA” (a non-GAAP financial measure)).

Collections activity for the third quarter of 2021 is summarized below:

Cash Collections for Quarter Ended September 30, 2021
($ in millions)
	Amount	% of Contractual Cash Revenue *
Collections related to Q3	$124.5	90%
Deferral Repayments - Accrual Tenants (Reduction of receivables)	7.7	5%
Deferral Repayments in Revenue - Cash Basis Tenants	3.6	3%
Note Repayments - Cash Basis Tenants (Credit loss recovery)	5.3	4%
Total Cash Received **	$141.1	102%

*Contractual Cash Revenue = $138.4

**Excludes Percentage Rent and Revenue from TRSs

“We are pleased to report that the accelerated recovery of our customers’ businesses has resulted in cash collections exceeding our expectations,” stated Greg Silvers, President and CEO of EPR Properties. “This on-going positive performance provided support for us to complete a favorable new $1 billion credit facility, and marks another meaningful step towards re-acceleration of investment spending and growing our portfolio with diverse experiential assets.”

About EPR Properties

EPR Properties is the leading diversified experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out-of-home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have nearly $6.5 billion in total investments across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10-Q is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the Company's expected pursuit of growth opportunities, capital resources and liquidity, expected cash flows and liquidity, the performance of our customers, expected cash collections and results of operations and financial condition. The forward-looking statements presented herein are based on the Company's current expectations. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 888-EPR-REIT
www.eprkc.com